As filed with the Securities and Exchange Commission on June 14, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERASTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

27-3269467

(I.R.S. Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA, 02494

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Forrester

President and

Chief Executive Officer

Verastem, Inc.

117 Kendrick Street, Suite 500

Needham, MA 02494

(781) 292-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Marko Zatylny, Esq.

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

(617) 951-7000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-217048

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.0001 per share			$7,000,000	$871.50
(1)

The Registrant previously registered such indeterminate amount of the Registrant’s Common Stock, Preferred Stock, Warrants and Debt Securities having an aggregate offering price not to exceed $150,000,000 on a Registration Statement on Form S-3 (File No. 333-217048), which was filed on March 30, 2017 and declared effective on April 24, 2017. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional indeterminate amount of the Registrant’s Common Stock as shall have an aggregate offering price not to exceed $7,000,000 are being registered hereunder. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover such additional securities of the Registrant that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

(2)

Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Represents the registration fee only for the additional amount of securities being registered hereby. The Registrant previously registered Common Stock, Preferred Stock, Warrants and Debt Securities pursuant to a Registration Statement on Form S-3 (File No. 333-217048), as amended, for which a fee of $17,385 was paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (“Rule 462(b)”), and General Instruction IV.A. to Form S-3 to register the Registrant’s Common Stock, with an aggregate initial offering price not to exceed $7,000,000. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-3 (File No. 333-217048), filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2017, and declared effective by the SEC on April 24, 2017, including all exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

The required opinion and consents are listed on the Exhibit Index attached to and filed with this registration statement.

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Ropes & Gray LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1†	Power of Attorney.

†                 Previously filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-217048) filed on March 30, 2017 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Needham, Commonwealth of Massachusetts, on June 14, 2018.

Verastem, Inc.

By:	/s/ Robert Forrester
Robert Forrester
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Forrester	Chief Executive Officer and President	June 14, 2018
Robert Forrester	(Principal Executive Officer)

/s/ Dan Paterson	Chief Operating Officer	June 14, 2018
Dan Paterson	(Principal Financial Officer, Principal Accounting
Officer)

/s/ Timothy Barberich	Director	June 14, 2018
Timothy Barberich

/s/ Michael Kauffman	Director	June 14, 2018
Michael Kauffman

*	Director	June 14, 2018
Alison Lawton

*	Director	June 14, 2018
S. Louise Phanstiel

/s/ Eric Rowinsky	Director	June 14, 2018
Eric Rowinsky

/s/Brian Stuglik	Director	June 14, 2018
Brian Stuglik

/s/Bruce Wendel	Director	June 14, 2018
Bruce Wendel

*By:	/s/ Robert Forrester
Robert Forrester
Attorney-in-Fact